Exhibit 21.1

The Registrant's principal subsidiaries as of December 31, 2016 are listed below. All other subisidiaries of the Registrants, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.

Fortive Corporation
Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation
AFS Forecourt Solutions Proprietary Limited	South Africa
AKM Asia Pte Ltd	Singapore
Anderson Instrument Co., Inc.	New York
ANGI Energy Systems, LLC	Indiana
Anhui Shifu Instruments Co., Ltd.	China
Ball Screws and Actuators Co., Inc.	California
Beaverton LLC	Delaware
DATAPAQ Limited	England
DH SOUTH AFRICA TRUST SUBSIDIARY PROPRIETARY	South Africa
Diagnostic Monitoring Systems Limited	United Kingdom
Dynapar Corporation	Illinois
eMaint Enterprises, LLC	New Jersey
Fafnir Gmbh	Germany
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Corporation	Delaware
Fluke Europe B.V.	Netherlands
Fluke Precision Measurement Limited	United Kingdom
Fluke Testing Instruments (Shanghai) Co., Ltd.	China
FTV Business Services, LLC	Delaware
FTV Japan Finance Corporation	Japan
FTV Surety LLC	Delaware
Gems Sensors Inc.	Delaware
Gems Sensors Pension Trustees Limited	United Kingdom
Gilbarco Australia Pty Ltd	New South Wales
Gilbarco China Co. Ltd	China
Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco S.r.l.	Italy
Gilbarco Veeder Root India Private Limited	India
Gilbarco Veeder Root Nigeria Limited	Nigeria
Global Traffic Technologies, Inc.	Delaware
Hengstler GmbH	Germany
Hennessy Industries LLC	Delaware
Infrared Integrated Systems Limited	United Kingdom
Invetech Pty Ltd	Australia
Iris Power LP	Ontario
Jacobs (Suzhou) Vehicle Systems Co., Ltd	China
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware
Joust Capital, LLC	Maryland
Keithley Instruments, LLC	Ohio
KOLLMORGEN Europe GmbH	Germany
Kollmorgen s.r.o.	Czech Republic
Launchchange South Africa Holdings (Pty) Ltd	South Africa
Matco Tools Corporation	Delaware
Maxtek Components Corporation	Delaware
Metron U.S., Inc.	Michigan
Mixed Signals, Inc.	Delaware
Motion Engineering Incorporated	California
Navman Wireless Australia Pty Ltd	New South Wales
Navman Wireless General Partner LLC	Delaware
Navman Wireless New Zealand	New Zealand
Navman Wireless North America Ltd.	Delaware
Navman Wireless UK Limited	England and Wales
Neoptix Canada LP	Canada
Orpak Systems Ltd	Israel
Pacific Scientific Energetic Materials Company (California) LLC	California
Pacific Scientific Energetic Materials Company (California) LLC	Delaware
PacSci Motion Control, Inc.	Massachusetts
Portescap India Private Limited	India
Qualitrol Company LLC	Delaware
Serveron Corporation	Delaware
Setra Systems, Inc.	Massachusetts
Tektronix (China) Co., Limited	China
Tektronix China Trading	China
Tektronix Foundation	Oregon
Tektronix GmbH	Germany
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	Oregon
Teletrac Navman (UK) Ltd.	England and Wales
Teletrac, Inc.	Delaware
TFF Corporation	Japan
Thomson Industries, Inc.	New York
Thomson Linear LLC	Delaware
Transit Solutions Proprietary Limited	South Africa
Unfors RaySafe AB	Sweden
Veeder-Root Company	Delaware
Veeder-Root do Brasil Comércio e Indústria Ltda	Brazil
Veeder-Root FuelQuest, LLC	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware